UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): December 26, 2014

IZEA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-167960	37-1530765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 N. Orlando Avenue, Suite 200 Winter Park, Florida	32789
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 674-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR     240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR     240.13e-4(c))

CURRENT REPORT ON FORM 8-K

IZEA, INC.

December 26, 2014

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 26, 2014, the Board of Directors for IZEA, Inc. (the "Company") signed a new employment agreement with Edward H. Murphy, the Company's Chief Executive Officer, with an initial term commencing December 1, 2014 and ending on November 30, 2017. This agreement supersedes, amends and restates the former employment agreement between the Company and Mr. Murphy that was set to expire on December 31, 2014.

Pursuant to the employment agreement, Mr. Murphy will receive an annual base salary of $225,000 with a guaranteed base salary increase of no less than 2% in April of each year and annual stock options with a fair value of $150,000 vesting over four years in equal monthly installments. However, the number of underlying shares of common stock shall not exceed 800,000 shares. In the event the fair market value of the stock option grant is less than $150,000 as limited by the 800,000 share cap, Mr. Murphy will be entitled to receive either 50% of the difference in fair market value in cash or 100% of the value in Restricted Stock Units with the same vesting schedule as the stock options, at the sole discretion of the Board of Directors. Additionally, he is eligible for annual bonus distributions up to $85,000 in cash and $150,000 in stock options as determined by the Board of Directors, based on meeting and exceeding mutually agreed upon annual performance goals.

In connection with the agreement, Mr. Murphy received a $20,000 signing bonus and an option to purchase 800,000 shares of common stock at an exercise price of $0.26 per share and expiring on December 26, 2024. The option vests 15% immediately and the remainder in equal monthly installments over 41 months commencing December 31, 2014.

Mr. Murphy's employment agreement is subject to early termination for any reason upon written notice to him and in the case of death, disability and cause. If terminated, for any reason other than death, disability or cause, Mr. Murphy will be entitled to a severance of six months of his current salary and twelve months of COBRA payments. In the case of termination due to disability, Mr. Murphy will be entitled to a severance of current salary until such time (but no more than 120 days after such disability) that disability insurance plan payments commence. If there is a change of control (as defined in the employment agreement) and Mr. Murphy's employment terminates within six months following the change of control for reasons other than for cause, then Mr. Murphy will be entitled to such amount equal to six months of his then current base salary.

The employment agreement also contains covenants restricting Mr. Murphy from engaging in any activities competitive with the Company’s business during the term of his employment agreement and for a period of one year thereafter, and prohibiting him from disclosure of confidential information regarding the Company at any time.

The foregoing summary description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein in its entirety by reference.

Item 9.01.	Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated as of December 1, 2014, between IZEA, Inc. and Edward Murphy

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IZEA, INC.

Date: December 31, 2014	By:/s/ LeAnn Hitchcock LeAnn Hitchcock Chief Financial Officer